Kinetik Reports Record Second Quarter 2026 Results and Raises Full Year 2026 Guidance
HOUSTON and MIDLAND, Texas, August 5, 2026 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported record results for the quarter ended June 30, 2026 and increased its full year 2026 Adjusted EBITDA1 guidance.
Kinetik reported net income including noncontrolling interest of $123.1 million and $118.0 million for the three and six months ended June 30, 2026, respectively. Kinetik generated Adjusted EBITDA1 of $280.8 million and $532.0 million, Distributable Cash Flow1 of $194.9 million and $375.8 million, and Free Cash Flow1 of $105.2 million and $206.6 million for the three and six months ended June 30, 2026, respectively.
Highlights
•Record financial results in the second quarter of 2026, supported by outstanding operational execution, robust system performance, and commodity margin outperformance
•Final investment decision for Kings Landing II (“KLII”), expanding system processing capacity to 2.7 Bcf/d in 2028
•ECCC Pipeline placed into service, enhancing north-to-south system connectivity, with right-of-way procurement now underway to support an anticipated expansion in 2027
•Secured incremental firm Gulf Coast market access for residue gas, commencing in 2027 and providing producer customers with premium pricing options
•Executed new residue and natural gas liquids transport agreements, strengthening egress capacity portfolio and netback pricing for Delaware North processing complexes
•Board authorization of long-lead equipment procurement for the next processing capacity expansion beyond KLII, proactively aligning supply chain with accelerating customer development plans
•Increasing full year 2026 Financial Guidance:
◦Adjusted EBITDA1 guidance of $1.04 billion to $1.1 billion, reflecting stronger volumes, improved margins, and operational performance
◦Capital Expenditures2 guidance of approximately $560 million (including maintenance), driven by KLII, accelerated producer development into late 2026 and early 2027, optimization projects across operations, procurement of long-lead equipment for Kinetik’s next processing capacity expansion, and right-of-way procurement for an expansion of ECCC Pipeline
CEO Commentary
“Kinetik delivered exceptional second quarter 2026 results, significantly exceeding expectations,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “Our performance during the quarter demonstrates the strength and resilience of our integrated business model, the quality and diversification of our asset footprint, and our continued strong operational performance, which enabled Kinetik to deliver the strongest financial results in Company history.”

“We advanced numerous initiatives this quarter, including reaching final investment decision (“FID”) on KLII, completing the ECCC Pipeline with right-of-way procurement beginning for an anticipated 2027 expansion, and commencing drilling operations at the Kings Landing acid gas injection (“AGI”) well. Furthermore, we have initiated procurement of long-lead equipment for the next processing plant after KLII given updated development plans and new customer commitments.”

Welch added, “The increase to our 2026 Adjusted EBITDA1 guidance reflects not only outperformance in the first half of the year, but also an increase relative to original expectations for the remainder of the year. We now anticipate Adjusted EBITDA1 to be between $260 million and $270 million in the third quarter and $270 million to $280 million in the fourth quarter.”

“Momentum is building across our system and is expected to be a strong tailwind into 2027. Curtailments have eased, customer activity is pulling forward, and the market increasingly recognizes the critical role the Permian Basin plays in meeting growing U.S. natural gas demand, anchored by LNG exports and data center developments. Kinetik is exceptionally well positioned to capitalize on this structural growth, reinforcing our tremendous confidence in 2027 and beyond.”

Financial Highlights

	Three Months Ended June 30,	Six Months Ended June 30,
	2026	2026

	(In thousands, except ratios)
Net income including noncontrolling interest	$123,113	$117,988
Adjusted EBITDA[1]	$280,784	$531,984
Midstream Logistics Adjusted EBITDA[1]	$204,766	$383,687
Pipeline Transportation Adjusted EBITDA[1]	$83,001	$160,978
Corporate and Other Adjusted EBITDA[1]	$(6,983)	$(12,681)
Distributable Cash Flow[1]	$194,924	$375,755
Dividend Coverage Ratio[1,3]	1.47x	1.41x
Capital Expenditures[2]	$106,019	$197,352
Free Cash Flow[1]	$105,203	$206,584
Net Debt[1,4]		$3,940,170
Liquidity (Cash and Revolver Availability)[5]		$1,072,230
Leverage Ratio[1,6]		3.85x
Net Debt to Adjusted EBITDA Ratio[1,7]		3.84x
Common stock issued and outstanding[8]		162,375
Dividend per share of issued and outstanding Common stock		$0.81
Segment Insights
The Midstream Logistics segment generated Adjusted EBITDA1 of $204.8 million, a 35% increase year-over-year for the three months ended June 30, 2026. Kinetik processed natural gas volumes of 1.74 Bcf/d in the second quarter of 2026, flat year-over-year despite an estimated 250 MMcf/d of Waha price-related processed gas volume shut-ins. Second quarter 2026 results benefited from strong system operating performance, improved natural gas liquid (“NGL”) recoveries and condensate yields, optimization opportunities, and favorable commodity prices and spreads.

The Pipeline Transportation segment generated Adjusted EBITDA1 of $83.0 million, a 14% decrease year-over-year for the three months ended June 30, 2026, due to the Company’s divestiture in late 2025 of its equity interest in EPIC Crude Holdings, LP (“EPIC Crude”). Permian Highway Pipeline outperformed year-over-year on lower fuel costs and higher gross margin. Additionally, Shin Oak outperformed expectations due to more robust throughput volumes.
Raising 2026 Outlook and Guidance
Kinetik is increasing its full year 2026 Adjusted EBITDA1 guidance to be between $1.04 billion and $1.1 billion. The revised midpoint represents a 7% increase from the original 2026 guidance issued in February and an approximately 15% increase year-over-year pro forma the EPIC Crude divestiture.9

Updated Adjusted EBITDA1 guidance assumes:
•Approximately 25 MMcf/d of curtailments on average for the second half of 2026;
•2026 processed gas volume exit rate10 of nearly 2.2 Bcf/d, an increase of approximately 20% exit-to-exit; and
•Updated full year 2026 average commodity prices11 of $78.65 per barrel for WTI, $2.83 per MMBtu for Houston Ship Channel natural gas, ($0.26) per MMBtu for Waha Hub natural gas, and $0.62 per gallon for composite NGLs.

Kinetik is also increasing its 2026 Capital Expenditures2 guidance (including maintenance) to approximately $560 million to reflect:
•FID of KLII;
•Acceleration of customer development plans into late 2026 and early 2027;
•Optimization projects across operations;
•Purchase of long-lead equipment items relating to the next processing capacity expansion; and
•Right-of-way procurement for an expansion of ECCC Pipeline.

Strategic Projects & Commercial Activity
In May 2026, Kinetik reached FID on KLII. Upon completion, total Delaware North sour gas processing capacity will exceed 700 MMcf/d. Processing, amine, and residue compression equipment has been purchased. Total capital is expected to be approximately $260 million. KLII is now expected to be completed in mid-2028, earlier than previously communicated.

The ECCC Pipeline was placed into service, establishing a north-to-south connection across the western portion of Kinetik's system between Eddy and Culberson Counties. Rich gas throughput volumes on the pipeline are expected to increase throughout the balance of the year as Kings Landing I reaches full utilization. Given ECCC Pipeline utilization expectations and continued customer growth in New Mexico, Kinetik has initiated right-of-way procurement to support an expansion.

Following approval of all permitting earlier this year, the Company's acid gas injection and sour conversion project remains on schedule with site construction activities and drilling operations underway. Project in-service is expected by year-end 2026.

Kinetik continues to make progress on Diamond Volt, its 40 MW behind-the-meter power generation project at the Diamond Cryo Complex, with in-service anticipated in the second quarter of 2027.

Kinetik’s Board of Directors has also approved the purchase of long-lead equipment for a processing expansion beyond KLII, positioning the Company to keep pace with its customer growth as overall activity has continued to increase. These investments reinforce Kinetik's confidence in the long-term growth of its business.

Several commercial initiatives were recently executed that further strengthen Kinetik’s integrated Permian-to-Gulf Coast platform, address demand needs, and expand market optionality.

The Company secured firm access to additional Gulf Coast netback residue gas pricing in 2027, enhancing its integrated residue gas offering and providing its customers with premium price assurance.

Kinetik also signed residue gas and NGL transportation agreements for its Delaware North processing complexes, providing diversified market access, improving customer netbacks, and increasing operational flexibility. These agreements support continued customer growth and strengthen the outlook for Kinetik’s existing and expanding Delaware North processing capacity.
Conference Call & Webcast
Kinetik will host its second quarter 2026 results conference call on Thursday, August 6, 2026 at 8:00 am Central Time (9:00 am Eastern Time). To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call will be available on the website following the call.
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com. Information on the Company’s website does not constitute a portion of, and is not incorporated by reference into, this press release.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Houston and Midland, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Investor Contact
Alex Durkee
Shyam Patel
(713) 493-0900

investors@kinetik.com

Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts, outlooks, guidance or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, technology adoption, portfolio monetization opportunities, growth, expansion, cost reduction and other capital projects and the timing and cost thereof, future operations, financial guidance, growth opportunities, the amount and timing of future shareholder returns, the Company’s projected dividend amounts and the timing thereof, and the Company’s targeted leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release. This news release also includes certain forward-looking non-GAAP financial information. Reconciliations of these forward-looking non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of Kinetik’s control and/or cannot be reasonably predicted. Accordingly, such reconciliation is excluded from this news release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

1.A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2.Net of contributions in aid of construction, asset disposal proceeds, and returns of invested capital from unconsolidated affiliates.
3.Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends.
4.Net Debt is defined as total current and long-term debt, excluding deferred financing costs, less cash and cash equivalents.
5.Liquidity is calculated as cash and cash equivalents of $7.8 million plus Revolving Credit Facility availability of $1,064.4 million as of June 30, 2026.
6.Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated per the Company’s credit agreement. The calculation includes EBITDA Adjustments for Qualified Projects, Acquisitions and Divestitures.
7.Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
8. 162.4 million shares, issued and outstanding shares as of June 30, 2026, is the sum of 78.9 million shares of Class A common stock and 83.4 million shares of Class C common stock.

9. 2025 Adjusted EBITDA, excluding actual Adjusted EBITDA contributions from EPIC Crude.
10.Exit rate represents average processed gas volumes during the fourth quarter of 2026.
11.Market forward pricing as of July 28, 2026.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands, except per share data)
Operating revenues:
Service revenue	$86,891	$112,654	$180,663	$240,580
Product revenue	490,800	311,590	803,033	624,095
Other revenue	3,749	2,494	7,720	5,326
Total operating revenues	581,440	426,738	991,416	870,001
Operating costs and expenses:
Costs of sales (excluding depreciation and amortization) (1)	237,592	156,697	426,316	380,061
Operating expenses	71,922	68,045	142,223	131,648
Ad valorem taxes	8,393	6,559	17,168	13,350
General and administrative expenses	26,261	24,244	70,461	61,836
Depreciation and amortization expenses	103,331	93,763	205,164	186,436
Gain on disposal of assets, net	(36)	(25)	(55)	(65)
Total operating costs and expenses	447,463	349,283	861,277	773,266
Operating income	133,977	77,455	130,139	96,735
Other income (expense):
Interest and other income	297	2,732	464	3,517
Loss on debt extinguishment	—	(635)	—	(635)
Interest expense	(54,121)	(56,514)	(107,541)	(112,228)
Equity in earnings of unconsolidated affiliates	57,383	58,705	108,571	116,183
Total other income, net	3,559	4,288	1,494	6,837
Income before income taxes	137,536	81,743	131,633	103,572
Income tax expense	14,423	7,327	13,645	9,894
Net income including noncontrolling interest	123,113	74,416	117,988	93,678
Net income attributable to Common Unit limited partners	73,574	50,771	70,116	63,903
Net income attributable to holders of Class A Common Stock	$49,539	$23,645	$47,872	$29,775

Net income attributable to holders of Class A Common Stock, per share
Basic	$0.65	$0.33	$0.62	$0.38
Diluted	$0.64	$0.33	$0.61	$0.38

Weighted-average shares
Basic	75,138	61,721	70,550	60,946
Diluted	75,812	62,228	71,449	61,693
(1)Cost of sales (exclusive of depreciation and amortization) is net of gas service revenues totaling $110.6 million and $73.6 million for the three months ended June 30, 2026 and 2025, respectively, and $212.8 million and $135.8 million for the six months ended June 30, 2026 and 2025, respectively, for certain volumes where we act as principal.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest (GAAP)	$123,113	$74,416	$117,988	$93,678
Add back:
Interest expense	54,121	56,514	107,541	112,228
Income tax expense	14,423	7,327	13,645	9,894
Depreciation and amortization expenses	103,331	93,763	205,164	186,436
Amortization of contract costs	2,054	1,655	4,004	3,310
Proportionate EBITDA from unconsolidated affiliates	74,878	88,100	144,907	175,630
Share-based compensation	9,064	9,695	29,727	30,348
Loss on debt extinguishment	—	635	—	635
Integration costs	—	2,433	368	5,971
Litigation costs	5,375	2,381	16,988	5,396
Other one-time costs or amortization	1,739	2,805	3,353	6,396
Deduct:
Interest income	297	318	464	1,108
Gain on disposal of assets, net	36	25	55	65
Commodity hedging unrealized gain	49,598	37,743	2,611	19,616
Equity in earnings of unconsolidated affiliates	57,383	58,705	108,571	116,183
Adjusted EBITDA(1) (non-GAAP)	$280,784	$242,933	$531,984	$492,950

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$280,784	$242,933	$531,984	$492,950
Proportionate EBITDA from unconsolidated affiliates	(74,878)	(88,100)	(144,907)	(175,630)
Returns on invested capital from unconsolidated affiliates	61,913	63,604	130,222	126,941
Interest expense	(54,121)	(56,514)	(107,541)	(112,228)
Unrealized gain on interest rate swaps	(2,476)	(741)	(5,822)	(1,411)
Maintenance capital expenditures	(16,298)	(7,879)	(28,181)	(20,338)
Distributable cash flow (non-GAAP)	$194,924	$153,303	$375,755	$310,284

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$194,924	$153,303	$375,755	$310,284
Growth capital expenditures	(91,088)	(123,498)	(171,315)	(189,210)
Investments in unconsolidated affiliates	—	(97)	—	(985)
Returns of invested capital from unconsolidated affiliates	—	2,293	—	2,853
Contributions in aid of construction	1,367	2,914	2,144	3,339
Free cash flow (non-GAAP)	$105,203	$34,915	$206,584	$126,281

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Six Months Ended June 30,
	2026	2025

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$341,520	$305,907
Net changes in operating assets and liabilities	46,082	11,559
Interest expense	107,541	112,228
Amortization of deferred financing costs	(3,913)	(3,984)
Current income tax expense	2	485
Returns on invested capital from unconsolidated affiliates	(130,222)	(126,941)
Proportionate EBITDA from unconsolidated affiliates	144,907	175,630
Derivative fair value adjustment and settlement	8,433	21,027
Commodity hedging unrealized gain	(2,611)	(19,616)
Interest income	(464)	(1,108)
Integration costs	368	5,971
Litigation costs	16,988	5,396
Other one-time cost or amortization	3,353	6,396
Adjusted EBITDA(1) (non-GAAP)	$531,984	$492,950

	June 30,	March 31,	December 31,
	2026	2026	2025

	(In thousands)
Net Debt(4)
Short-term debt	$225,000	$187,100	$165,200
Long-term debt, net	3,700,562	3,644,128	3,627,720
Plus: Debt issuance costs, net	22,438	23,872	25,280
Total debt	3,948,000	3,855,100	3,818,200
Less: Cash and cash equivalents	7,830	720	3,951
Net debt (non-GAAP)	$3,940,170	$3,854,380	$3,814,249
(1) Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate swaps and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(4) Net Debt is defined as total short-term and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.

KINETIK HOLDINGS INC.
RESULTS OF OPERATIONS BY SEGMENT
The following tables present the Segment Adjusted EBITDA of the Company’s reportable segments and reconciliations of the segment profits to consolidated income before income tax expenses for the three and six months ended June 30, 2026 and 2025:

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Three Months Ended June 30, 2026	(In thousands)
Revenue	$575,599	$2,092	$—	$—	$577,691
Other revenue	3,737	12	—	—	3,749
Intersegment revenue(2)	—	6,556	—	(6,556)	—
Total segment operating revenue	579,336	8,660	—	(6,556)	581,440
Costs of sales (excluding depreciation and amortization expense)	(238,087)	495	—	—	(237,592)
Intersegment costs of sales	(6,556)	—	—	6,556	—
Operating expenses(3)	(79,512)	(803)	—	—	(80,315)
General and administrative expenses	(4,509)	(229)	(21,523)	—	(26,261)
Proportionate EMI EBITDA	—	74,878	—	—	74,878
Other segment items(4)	(45,906)	—	14,540	—	(31,366)
Segment Adjusted EBITDA(5)	$204,766	$83,001	$(6,983)	$—	$280,784

Reconciliation of Segment Adjusted EBITDA to income (loss) before income taxes
Segment Adjusted EBITDA(5)	$204,766	$83,001	$(6,983)	$—	$280,784
Add back:
Other interest income	—	—	297	—	297
Gain on disposal of assets, net	36	—	—	—	36
Commodity hedging unrealized gain	49,598	—	—	—	49,598
Equity in earnings of unconsolidated affiliates	—	57,383	—	—	57,383
Deduct:
Interest expense	55	—	54,066	—	54,121
Depreciation and amortization expenses	100,994	2,331	6	—	103,331
Contract assets amortization	2,054	—	—	—	2,054
Proportionate EMI EBITDA	—	74,878	—	—	74,878
Share-based compensation	—	—	9,064	—	9,064
Litigation costs	—	—	5,375	—	5,375
Other one-time costs or amortization	1,638	—	101	—	1,739
Income (loss) before income taxes	$149,659	$63,175	$(75,298)	$—	$137,536

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Three Months Ended June 30, 2025	(In thousands)
Revenue	$421,813	$2,431	$—	$—	$424,244
Other Revenue	2,492	2	—	—	2,494
Intersegment revenue(2)	—	7,674	—	(7,674)	—
Total segment operating revenue	424,305	10,107	—	(7,674)	426,738
Costs of sales (excluding depreciation and amortization expense)	(156,263)	(434)	—	—	(156,697)
Intersegment costs of sales	(7,674)	—	—	7,674	—
Operating expenses(3)	(73,888)	(716)	—	—	(74,604)
General and administrative expenses	(4,996)	(288)	(18,960)	—	(24,244)
Proportionate EMI EBITDA	—	88,100	—	—	88,100
Other segment items(4)	(30,277)	—	13,917	—	(16,360)
Segment Adjusted EBITDA(5)	$151,207	$96,769	$(5,043)	$—	$242,933

Reconciliation of Segment Adjusted EBITDA to income (loss) before income taxes
Segment adjusted EBITDA(5)	$151,207	$96,769	$(5,043)	$—	$242,933
Add back:
Other interest income	—	—	318	—	318
Gain on disposal of assets	25	—	—	—	25
Commodity hedging unrealized gain	37,743	—	—	—	37,743
Equity in earnings of unconsolidated affiliates	—	58,705	—	—	58,705
Deduct:
Interest expense	32	—	56,482	—	56,514
Depreciation and amortization expenses	91,449	2,309	5	—	93,763
Contract assets amortization	1,655	—	—	—	1,655
Proportionate EMI EBITDA	—	88,100	—	—	88,100
Share-based compensation	—	—	9,695	—	9,695
Loss on debt extinguishment	—	—	635	—	635
Integration costs	1,972	—	461	—	2,433
Litigation costs	—	—	2,381	—	2,381
Other one-time costs or amortization	1,425	—	1,380	—	2,805
Income (loss) before income taxes	$92,442	$65,065	$(75,764)	$—	$81,743

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Six Months Ended June 30, 2026	(In thousands)
Revenue	$979,319	$4,377	$—	$—	$983,696
Other revenue	7,698	22	—	—	7,720
Intersegment revenue(2)	—	13,380	—	(13,380)	—
Total segment operating revenue	987,017	17,779	—	(13,380)	991,416
Costs of sales (excluding depreciation and amortization expense)	(426,674)	358	—	—	(426,316)
Intersegment costs of sales	(13,380)	—	—	13,380	—
Operating expenses(3)	(157,814)	(1,577)	—	—	(159,391)
General and administrative expenses	(10,019)	(489)	(59,953)	—	(70,461)
Proportionate EMI EBITDA	—	144,907	—	—	144,907
Other segment items(4)	4,557	—	47,272	—	51,829
Segment Adjusted EBITDA(5)	$383,687	$160,978	$(12,681)	$—	$531,984

Reconciliation of Segment Adjusted EBITDA to income (loss) before income taxes
Segment adjusted EBITDA(5)	$383,687	$160,978	$(12,681)	$—	$531,984
Add back:
Other interest income	—	—	464	—	464
Gain on disposal of assets	55	—	—	—	55
Commodity hedging unrealized gain	2,611	—	—	—	2,611
Equity income from unconsolidated affiliates	—	108,571	—	—	108,571
Deduct:
Interest expense	103	—	107,438	—	107,541
Depreciation and amortization expenses	200,492	4,660	12	—	205,164
Contract assets amortization	4,004	—	—	—	4,004
Proportionate EMI EBITDA	—	144,907	—	—	144,907
Share-based compensation	—	—	29,727	—	29,727
Integration costs	—	—	368	—	368
Litigation costs	—	—	16,988	—	16,988
Other one-time costs or amortization	3,164	—	189	—	3,353
Income (loss) before income taxes	$178,590	$119,982	$(166,939)	$—	$131,633

	Midstream Logistics	Pipeline Transportation	Corporate and Other(1)	Elimination	Consolidated

For the Six Months Ended June 30, 2025	(In thousands)
Revenue	$859,838	$4,837	$—	$—	$864,675
Other revenue	5,322	4	—	—	5,326
Intersegment revenue(2)	—	12,478	—	(12,478)	—
Total segment operating revenue	865,160	17,319	—	(12,478)	870,001
Costs of sales (excluding depreciation and amortization expense)	(379,623)	(438)	—	—	(380,061)
Intersegment costs of sales	(12,478)	—	—	12,478	—
Operating expenses(3)	(143,797)	(1,201)	—	—	(144,998)
General and administrative expenses	(12,121)	(660)	(49,055)	—	(61,836)
Proportionate EMI EBITDA	—	175,630	—	—	175,630
Other segment items(4)	(5,736)	—	39,950	—	34,214
Segment Adjusted EBITDA(5)	$311,405	$190,650	$(9,105)	$—	$492,950

Reconciliation of Segment Adjusted EBITDA to income (loss) before income taxes
Segment adjusted EBITDA(5)	$311,405	$190,650	$(9,105)	$—	$492,950
Add back:
Other interest income	—	—	1,108	—	1,108
Gain on disposal of assets, net	65	—	—	—	65
Equity income from unconsolidated affiliates	—	116,183	—	—	116,183
Commodity hedging unrealized gain	19,616	—	—	—	19,616
Deduct:
Interest expense	60	—	112,168	—	112,228
Depreciation and amortization expenses	181,808	4,616	12	—	186,436
Contract assets amortization	3,310	—	—	—	3,310
Proportionate EMI EBITDA	—	175,630	—	—	175,630
Share-based compensation	—	—	30,348	—	30,348
Loss on debt extinguishment	—	—	635	—	635
Integration costs	4,447	—	1,524	—	5,971
Litigation costs	—	—	5,396	—	5,396
Other one-time costs or amortization	3,714	—	2,682	—	6,396
Income (loss) before income taxes	$137,747	$126,587	$(160,762)	$—	$103,572
(1)Corporate and Other represents those results that: (i) are not specifically attributable to an operating segment; (ii) are not individually reportable or (iii) have not been allocated to a reportable segment for the purpose of evaluating their performance, including certain general and administrative expense items. Items are included here to reconcile the operating segments’ profit and loss with the Company’s consolidated results.
(2)The Company accounts for intersegment sales at market prices, while it accounts for asset transfers at book value. Intersegment revenue is eliminated at consolidation.
(3)Operating expenses includes ad valorem taxes.
(4)Other segment items include certain other income items, share-based compensation, adjustments related to amortization of contract costs, commodity hedging unrealized gain or loss, integration costs, litigation costs and other one-time costs or amortization.
(5)Adjusted EBITDA is defined as net income or loss including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.